EXHIBIT 99.4

Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • December 2010



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: December 2010

Ags/Softs: The grains markets underwent a sharp rally as poor weather conditions in major South American farming regions fostered supply concerns. Elevated international demand, especially from China and Egypt, was also a primary driver in moving prices higher. Sugar prices finished nearly 17% higher for December as a result of news that India, the world's second largest sugar producer, may delay new exports for 2011.

Currencies: The U.S. dollar weakened as strong economic data throughout December prompted investors to seek higher-yielding investments. Investors drove the Swiss franc higher against counterparts due to ongoing concern regarding the economic stability of the Eurozone.

Energy: In the energy markets, optimism surrounding the U.S. and Chinese economies supported bullish crude oil demand forecasts, moving prices higher. The Energy Information Agency reports showed reductions in U.S. energy inventories which also played a role in moving prices higher. Natural gas markets also moved higher as abnormally cold weather forecasts in the U.S. supported prices.

Equities: Global equity markets generally moved higher in December as improved investor sentiment fostered increased risk-appetite. Strong economic indicators in the U.S. including positive employment, manufacturing and housing data were major drivers in moving the equity markets higher.

Fixed Income: Strong U.S. economic indicators throughout December weakened demand for safe-haven fixed-income instruments. Also weighing on demand for U.S. debt were concerns that a tax-break in the U.S. could hinder the government's ability to meet its future debt obligations.

Metals: Base metals markets moved higher in December, supported by improved demand forecasts. Investors drove copper prices sharply higher as a result of supply concerns caused by a production disruption in a key Chilean mine. Precious metals markets strengthened as investors attempting to hedge U.S. dollar exposure drove prices higher.

A Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2000	-1.1%	0.7%	-1.7%	-3.8%	1.8%	-3.5%	-1.6%	4.4%	-2.3%	0.8%	8.9%	9.0%	**11.0%**
2001	1.9%	0.5%	6.6%	-4.5%	-0.5%	-2.7%	0.1%	2.9%	3.7%	5.3%	-7.8%	2.1%	**7.0%**
2002	-0.9%	-6.0%	2.3%	-3.1%	5.2%	10.1%	6.6%	1.6%	2.9%	-6.0%	-2.5%	5.6%	**15.3%**
2003	2.7%	5.8%	-7.5%	2.6%	9.7%	-1.3%	-0.5%	0.2%	0.1%	2.5%	-0.9%	6.0%	**20.0%**
2004	0.4%	7.3%	-1.4%	-11.7%	-4.8%	-4.5%	-3.4%	-0.3%	1.1%	3.4%	8.5%	-0.9%	**-7.6%**
2005	-6.0%	3.4%	-0.5%	-5.1%	4.0%	1.9%	-2.0%	2.0%	-0.0%	-3.4%	4.2%	-1.4%	**-3.4%**
2006	3.5%	-3.3%	4.1%	9.5%	-0.8%	-2.9%	-3.7%	2.2%	-1.1%	-0.6%	3.6%	-0.9%	**9.1%**
2007	1.3%	-4.2%	-4.6%	5.2%	4.6%	4.2%	-3.7%	-3.7%	8.8%	5.2%	-0.7%	0.6%	**12.6%**
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	**19.9%**
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	**-9.2%**
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	**4.5%**

B Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2003								0.1%	0.1%	2.5%	-1.0%	5.9%	**7.7%**
2004	0.3%	7.3%	-1.5%	-11.7%	-4.8%	-4.6%	-3.4%	-0.4%	1.0%	3.4%	8.4%	-1.0%	**-8.4%**
2005	-6.0%	3.3%	-0.6%	-5.1%	3.9%	1.8%	-2.0%	1.9%	-0.1%	-3.5%	4.1%	-1.4%	**-4.3%**
2006	3.4%	-3.4%	4.0%	9.4%	-0.9%	-2.9%	-3.7%	2.1%	-1.2%	-0.7%	3.5%	-0.9%	**8.3%**
2007	1.2%	-4.3%	-4.6%	5.2%	4.5%	4.1%	-3.8%	-3.8%	8.7%	5.2%	-0.7%	0.6%	**11.8%**
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	**18.9%**
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	**-9.9%**
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	**3.8%**

Legacy 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-1.6%	1.7%	-3.1%	-1.1%	1.3%	1.2%	-2.4%	4.0%	-3.2%	**-3.4%**
2010	-7.8%	0.8%	4.2%	1.8%	-3.5%	0.0%	-1.5%	2.9%	3.2%	4.4%	-2.3%	4.7%	**6.1%**

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	**-6.0%**
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	**0.7%**

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

A, B and Legacy Units

Trading Performance by Sector


8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
December
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Ags/Softs	Currencies	Energy	Equity Indices	Fixed Income	Metals
20%	29%	13%	14%	11%	13%

Sector Positions at Month-End


01/10
02/10
03/10
04/10
05/10
06/10
07/10
08/10
09/10
10/10
11/10
12/10
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Global Units

Trading Performance by Sector


8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
December
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Ags/Softs	Currencies	Energy	Equity Indices	Fixed Income	Metals
15%	35%	15%	16%	9%	10%

Sector Positions at Month-End


01/10
02/10
03/10
04/10
05/10
06/10
07/10
08/10
09/10
10/10
11/10
12/10
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	Closed to New Investment
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.39%	6.90%	
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	Varies by state, but not less than $750k net worth or $300k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - December 2010	
Total Fund Assets (A,B, Legacy, GAM)	$892M
12-Month Return	4.5%
Average 12-Month Return	18.6%
36-Month Cumulative Return	13.7%
60-Month Cumulative Return	39.7%
Compounded Annualized ROR	14.4%
3-Year Compounded Annualized ROR	4.4%
5-Year Compounded Annualized ROR	6.9%
10-Year Compounded Annualized ROR	6.3%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 – 1/10)	-16.5%
Average 1-month Gain	6.6%
Average 1-month Loss	-4.5%
# of Winning Months	141
# of Losing Months	123

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] January 2001 - December 2010		
↑↓	Moved in Opposite Directions	47% 56 of 120 months
↑↑	Positive Results for Both	34% 41 of 120 months
↓↓	Negative Results for Both	19% 23 of 120 months

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.